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                                                                    Exhibit 10.2

                         NON-NEGOTIABLE PROMISSORY NOTE

Amount: $703,133.00                                        Date: October 1, 1996

         FOR VALUE RECEIVED, the undersigned, NTN INTERACTIVE NETWORK INC. (the "Debtor") acknowledges itself indebted and promises to pay, in accordance with the payment schedule referred to below, to or to the order of CONNOLLY-DAW HOLDINGS INC. (the "Creditor") at 49 Ennisclare Drive East, Oakville, Ontario L6J 4N3 or at such other place as the Creditor shall in writing direct, the principal amount of Seven Hundred and Three Thousand, One Hundred and Thirty-Three ($703,133.00) Dollars (the "Principal Sum") in lawful money of Canada, without interest before default and with interest after default on the amount of the Principal Sum in default at the annual rate of Royal Bank Prime (as hereinafter defined) plus four percent (4%) per annum, calculated from the date of default to the date of payment and compounded annually.

         For the purposes of this promissory note, "Royal Bank Prime" means the annual rate of interest announced from time to time by the Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

         This promissory note is made and delivered pursuant to the provisions of a share purchase agreement made the first day of October, 1996 between the Creditor, 1199846 Ontario Ltd., Douglas Connolly, Wendy Connolly and the Debtor (the "Share Purchase Agreement"). Pursuant to the provisions of the Share Purchase Agreement, the Creditor entered into a management agreement with Magic Lantern Communications Ltd. ("Magic Lantern") dated the first day of October, 1996 (the "Management Agreement"), wherein the Creditor covenants and agrees to provide the managerial services of Douglas Connolly to Magic Lantern. Further pursuant to the provisions of the Share Purchase Agreement, Douglas Connolly entered into an employment agreement with Magic Lantern dated the first day of October, 1996 (the "Employment Agreement"). Further pursuant to the provisions of the Share Purchase Agreement, the Debtor, the Creditor and NTN Canada, Inc. entered into an option agreement dated the first day of October, 1996 (the "Option Agreement"), which provides in part for acceleration of this promissory note upon the occurrence of certain events therein specified, and accordingly, this promissory note is subject to the provisions of the Option Agreement.

         Payment shall be made in accordance with the following schedule:

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         (a)      $78,133.00 on August 31, 1998;

         (b)      $312,500.00 on August 31, 1999; and

         (c)      $312,500.00 on August 31, 2000.

         Notwithstanding the foregoing, the Debtor shall have the right, exercisable between the date hereof and June 30, 1998 to elect to deliver to the Creditor, in lieu of the aforesaid payments, common shares in the capital of NTN Canada, Inc. (the "Common Shares"), in accordance with the following schedule:

         (a)      12,276 Common Shares on August 31, 1998;

         (b)      49,097 Common Shares on August 31, 1999; and

         (c)      49,096 Common Shares on August 31, 2000.

         Common Shares delivered to the Creditor in accordance with the foregoing schedule shall be accepted by the Creditor in full satisfaction of the payments otherwise required pursuant to the provisions of this promissory note.

         In the event the Debtor does not so elect to deliver Common Shares to the Creditor as aforesaid, the Creditor shall then have the right, exercisable between July 1, 1998 and July 31, 1998, to elect to require the Debtor to deliver to the Creditor, Common Shares in accordance with the foregoing schedule, in which event the Common Shares so delivered shall be accepted by the Creditor in full satisfaction of the payments otherwise required pursuant to the provisions of this promissory note.

         If and whenever at any time the outstanding Common Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different shares, the aforesaid schedule shall be appropriately adjusted so that the Creditor shall, in the event the Debtor shall elect to deliver or the Creditor shall elect to receive, as the case may be, Common Shares in lieu of payment as above provided, be entitled to receive and shall accept, at the appropriate time, in lieu of the number of Common Shares to which it was theretofore entitled in accordance with the aforesaid schedule, the aggregate number of Common Shares that the Creditor would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, the Creditor had been the registered holder of the number of Common Shares to which it was theretofore entitled in accordance with the aforesaid schedule.

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         In the event Magic Lantern decides that it does not wish to extend the term of the Employment Agreement as provided in Article 10 of the Employment Agreement and Douglas Connolly decides that he does wish to extend the term of the Employment Agreement as so provided, and regardless of whether or not Magic Lantern and Douglas Connolly would otherwise have been able to agree upon the terms and conditions of the said extension assuming both parties had decided that they wished to extend the said term, the Creditor shall have the right, exercisable between September 1, 1998 and September 30, 1998, to elect to accelerate the payment (or delivery of the Common Shares, as the case may be), otherwise due on August 31, 2000, to August 31, 1999.

         At the option of the Debtor, the Principal Sum then remaining outstanding shall be automatically cancelled and forgiven by the Creditor and the Debtor shall automatically be forever released from any and all further liability hereunder without any payment (or delivery of Common Shares, as the case may be), upon the occurrence of any of the following events:

         (a) the wilful and continued malfeasance or gross negligence of Douglas Connolly in the performance of his duties under the Management Agreement and the failure by Douglas Connolly to remedy such conduct within 30 days of receipt of written notice from Magic Lantern specifying particulars of the said conduct;

         (b) the wilful and continued malfeasance or gross negligence of Douglas Connolly in the performance of his duties under the Employment Agreement and the failure by Douglas Connolly to remedy such conduct within 30 days of receipt of written notice from Magic Lantern specifying particulars of the said conduct;

         (c) Douglas Connolly's actual fraud, intentional misappropriation of a corporate opportunity or of Magic Lantern's funds, or embezzlement of Magic Lantern's funds;

         (d) the wilful disregard by Douglas Connolly of a directive of the board of directors of Magic Lantern and the failure by Douglas Connolly to remedy such conduct within 30 days of receipt of written notice from Magic Lantern specifying particulars of the said conduct;

         (e) the election by Douglas Connolly, during the term of the Management Agreement, not to provide his services to Magic Lantern, notwithstanding the terms and provisions of the Management Agreement; or


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         (f)      the resignation by Douglas Connolly, during the term of the
                  Employment Agreement, from Magic Lantern.

         Partial or full payment in advance may be made at any time or times without notice or bonus, subject to the prior written consent of the Creditor.

         All payments shall be applied firstly in payment of unpaid interest and the balance, if any, in reduction of the Principal Sum.

         The failure of the Creditor to exercise any right hereunder, in any particular instance, shall not constitute a waiver of such right in that or any other subsequent instance.

         Save and except as may be otherwise herein provided, the undersigned hereby waives demand and presentment for payment, notice of non-payment, protest and notice of protest of this promissory note.

         This promissory note shall enure to the benefit of the successors of the Creditor and shall be binding upon the undersigned and its successors.

         This promissory note may not be assigned in whole or in part.

                                            NTN INTERACTIVE NETWORK INC.

                                            Per:        /s/ Peter Rona
                                                  ______________________________
                                                     President - Peter Rona

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TO:  CONNOLLY-DAW HOLDINGS INC. ("Connolly-Daw")

                                  UNDERTAKING
                                  -----------

         Subject to the provisions of the promissory note (the "Promissory Note") in the principal sum of $703,133.00 (Canadian), dated October 1, 1996 and given by NTN Interactive Network Inc., a wholly-owned subsidiary of the undersigned, to Connolly-Daw, the undersigned hereby undertakes to deliver to Connolly-Daw the Common Shares (as defined in the Promissory Note) set forth in the Promissory Note if and when such shares are required to be delivered as set forth in the Promissory Note.

         DATED at Toronto, Ontario this 1st day of October, 1996.

                                            NTN CANADA, INC.


                                            Per:        /s/ Peter Rona
                                                  ______________________________
                                                     President - Peter Rona

                                            Per:        /s/ David Auger
                                                  ______________________________
                                                     Secretary - David Auger